Exhibit 10.2


                     NON-QUALIFIED STOCK OPTION AGREEMENT
                                     Under
                        TRIARC BEVERAGE HOLDINGS CORP.
                            1997 STOCK OPTION PLAN

                       __________ Shares of Common Stock



            Pursuant to the terms of the Triarc Beverage Holdings Corp. 1997 Stock Option Plan (the "Plan"), the "Parent Committee" (as defined in the Plan) hereby irrevocably grants to __________ (the "Optionee") the right and option to purchase __________ shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Triarc Beverage Holdings Corp. (the "Company") upon and subject to the following terms and conditions:

            1. The Option is not intended to qualify as an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall constitute a "non-qualified" stock option subject to the provisions of Section 83 of the Code.

            2.    ________ is the date of grant of the Option ("Date of Grant").

            3. The purchase price of the shares of Common Stock subject to the Option shall be $__________ per share.

            4.    The Option shall be exercisable as follows:

                  (a) Subject to the Optionee's continued "employment" (as defined in the Plan) with the Company or the "Parent" or their respective "subsidiaries" or "affiliates" (as each such term is defined in the Plan):

                  (i) One-third of the shares of Common Stock subject to the Option shall be exercisable on __________.

                  (ii) One-third of the shares of Common Stock subject to the Option shall be exercisable on __________.

                  (iii) One-third of the shares of Common Stock subject to the Option shall be exercisable on __________.

                  (b) Notwithstanding Section 4(a) above, (i) in the event of a "Parent Change in Control" (as defined in the Plan), the Option, to the extent then outstanding, shall vest and become immediately exercisable and (ii) in the event of the termination of the Optionee's employment without "Cause" (as defined in the Plan) or due to a "Constructive Termination" (as defined in the Plan) within one year following the consummation of a "Company Change in Control" (as defined in the Plan), the Option, to the extent then outstanding, shall vest and become fully exercisable.

            5. The unexercised portion of any such Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (a)   __________, ____;

                  (b) The date of the termination of the Optionee's employment by the Company, the Parent and their respective subsidiaries and affiliates if the Optionee's employment is terminated for Cause;

                  (c) Ninety (90) days after the date of the termination of the Optionee's employment by the Company, the Parent and their respective subsidiaries and affiliates if the Optionee voluntarily resigns, or if the Optionee's employment is terminated without Cause; and

                  (d) One year after the date of death of the Optionee or the date of the termination of the Optionee's employment due to "Disability" (as defined in the Plan).

                  (e) In the event of an Optionee's death, the exercisable portion of any Options granted to the optionee shall remain exercisable by the Optionee's executor or administrator or the person or persons to whom the Optionee's rights under the Plan and this Agreement shall pass by will or the laws of descent and distribution, as the case may be, for the applicable period set forth in this Section 5.

            6. (a) The Option shall be exercised by the Optionee (or by the Optionee's executors or administrators, as provided in Section 5), subject to the provisions of the Plan and of this Agreement, as to all or part of the shares of Common Stock covered hereby, as to which the Option shall then be exercisable, by the giving of written notice of such exercise to the Company at its principal business office, accompanied by payment of the full purchase price for the shares being purchased. Such payment may be made in cash, or its equivalent, or (x) by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest and which have been owned by such Optionee for at least six months) or (y) if there shall be a public market for the shares of Common Stock at such time, subject to such rules as may be established by the "Committee" (as defined in the Plan), through delivery of irrevocable instructions to a broker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares of Common Stock so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

                  (b) Wherever in the Plan or this Agreement an Optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Optionee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares acquired by the exercise of the Option.

                  (c) The obligation of the Company to deliver shares of Common Stock upon such exercise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the shares of Common Stock reserved for issuance upon the exercise of Options granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for such shares.

                  (d) Notwithstanding any provision of the Plan or this Agreement to the contrary, upon the exercise of the Option and payment in full of the exercise price of the Option by the Optionee, if the Optionee is on the date of exercise of such Option, a "covered employee" for purposes of Section 162(m) of the Code, no shares of Common Stock shall be actually acquired by the Optionee until the payment of the compensation represented by the delivery of such shares to the Optionee would not be subject to the deduction limitations of
Section 162(m) of the Code; provided, however, that the foregoing limitation may be waived by the Committee in its sole discretion.

                  (e) Prior to the consummation of a registered initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, no shares of Common Stock acquired upon the exercise of an Option shall be transferable without the express written consent of the Committee, which consent may be withheld in the sole discretion of the Committee.

            7. The Company and the Parent shall have the put rights set forth in
Section 15 of the Plan and the Optionee  shall have the call rights set forth in
Section 16 of the Plan.

            8. Neither the Optionee nor, following the Optionee's death, the persons specified in Section 5(e) above shall have any of the rights of a stockholder of the Company with respect to the shares subject to the Option until a certificate or certificates for such shares shall have been issued upon the exercise of the Option.

            9. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee and following the Optionee's death shall be exercisable only by the persons specified in Section 5(e) for the applicable period set forth in Section 5.

            10. The terms and conditions of the Option, including the number of shares and the class or series of capital stock which may be delivered upon exercise of the Option and the purchase price per share, are subject to adjustment as provided in Section 12 of the Plan.

            11. Notwithstanding any provision of the Plan or this Agreement to the contrary, the exercise of the Options and delivery of shares of Common Stock in connection therewith will be subject to completion of any registration or qualification (or satisfaction of an available exemption from registration or qualification) of the Options or the shares of Common Stock under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Company, on the advice of counsel, determines to be necessary or advisable.

            The Company may endorse an appropriate legend referring to the foregoing representations and restrictions upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of the Option.

            12. The Committee may require as a condition of delivery that the Optionee remit an amount sufficient to satisfy the minimum federal, state and other governmental withholding tax requirements related thereto. Without limiting the generality of the foregoing, (i) the Optionee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted and unencumbered shares of Common Stock owned by the Optionee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the optionee or grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the Optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Optionee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended; and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the Option exercise giving rise to the tax withholding obligation.

            13. The Option has been granted subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee and which the Optionee acknowledges having received and reviewed. Any conflict between this Agreement and the Plan shall be decided in favor of the provisions of the Plan. Terms used but not defined in this Agreement shall have the meanings given to them in the Plan. This Agreement may not be amended in any manner adverse to the Optionee except by a written agreement executed by the Optionee and the Company.

            14. Nothing herein shall confer upon the Optionee the right to continue to serve as an employee of the Company, the Parent or any of their respective affiliates or subsidiaries.

            15. This shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to the provisions thereof relating to conflict of laws.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by an officer duly authorized thereto as of the ____ day of __________,
____.


                              TRIARC BEVERAGE HOLDINGS CORP.



                              By:_________________________





                              ACCEPTED AND AGREED TO:



                              ____________________________